UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 26, 2018

(Date of earliest event reported: July 25, 2018)

UNITED HEALTH PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27781	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10624 S. Eastern Ave., Ste. A209

Henderson, NV 89052

(Address of principal executive offices, zip code)

(877) 358-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

The Company is announcing the appointment of Louis Schiliro as its Chief Operating Officer. Since January 2017, Mr. Schiliro has been responsible for all day to day operations for manufacturing, packaging and marketing of Hemostyp Gauze for United Health Products. He has also overseen all marketing, sales and manufacturing strategies. He has acted as the coordinator and liaison for all Federal regulatory interactions including FDA processes. Previously, Mr. Schiliro served as Chief Operating Officer of Hemo Manufacturing from January 2014 through December 2016, where he was responsible for all day to day operations for manufacturing, packaging and marketing of Hemostyp Gauze as a contract vendor for United Health Products. He was integral in developing dozens of new SKUs and package setups. From January 2012 through January 2014, he was a Partner at ETL Response Inc. ETL is a company dedicated to specific projects by offering clients a full cycle solution. ETL is a manufacturer, seller and/or distributor for those clients which need some or all of these services. ETL works in the medical device and homeland security fields. From 1997 through January 2012, Mr. Schiliro served as Chief Operating Officer and Chief Financial Officer of Global Medical USA and Global Medical. Global Protection was a market leader in distributing protective equipment to America’s First Responders. Global Medical. was a distributor of medical supplies and products to surgery centers in New Jersey. From 1996 through 1999, he served as a Manager of International Sales/National Accounts Manager at SAFECO, where he was responsible for creating distribution channels in international markets for safety and medical supplies. He has a Masters of Business in International Finance/Economics – George Mason University (1995) and he graduated with Bachelors of Arts in International Relations/Economics – West Virginia University (1993).

Mr. Schiliro receives a salary of $12,500 per month and is entitled to receive 5,000,000 shares of our Common Stock prior to any acquisition or merger of our Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED HEALTH PRODUCTS, INC.

Dated: July 26, 2018	By:	/s/ Douglas Beplate
Douglas Beplate
Chief Executive Officer

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